UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2015 (September 20, 2015)

BELMOND LTD.
(Exact name of registrant as specified in its charter)

001-16017 (Commission File Number)	Bermuda (State or other jurisdiction of incorporation)	98-0223493 (IRS Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices, including Zip Code)

(441) 295-2244
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On September 20, 2015, John M. Scott resigned as President and Chief Executive Officer of Belmond Ltd. (the “Company”) and as a member of the Company’s board of directors, effective immediately.

(c)           Effective September 20, 2015, Roeland Vos was appointed President and Chief Executive Officer of the Company. Mr. Vos will remain a director of the Company.

Mr. Vos, age 57, served as President of the Europe, Africa and Middle East division of Starwood Hotels & Resorts Worldwide, Inc. from 2001 to 2013.  From 2013 until March 31, 2015, he acted as an independent consultant to that division and as the independent vice chairman of the Supervisory Board of Design Hotels AG, a hotel marketing company majority-owned by Starwood and listed on the Munich stock exchange. Mr. Vos joined ITT Sheraton, a predecessor of Starwood, in 1982 and held progressively senior hotel operating and management positions throughout his career, including President, Europe and Senior Vice President and Area Director, Italy and Malta.  In addition to serving on the Board of Belmond, he is on the boards of the Joa Group Holding, a private company that operates 21 casinos in France, and Albron B.V., a Dutch company that operates catering and restaurant businesses in the Netherlands and Belgium.  Mr. Vos holds a Bachelors’ Degree in Financial Hotel Administration from the Hotel Management School, The Hague in the Netherlands.

In connection with Mr. Vos’ appointment, the Company has entered into certain compensatory agreements with Mr. Vos, including a Service Agreement between a subsidiary of the Company and Mr. Vos (the “Service Agreement”), and a Severance Agreement between the Company and Mr. Vos (the “Severance Agreement”), each dated September 20, 2015.

The principal terms of the Service Agreement relating to Mr. Vos’ compensation include the following:

●	an annual base salary of £605,806, subject to annual increases as determined by the board of directors of the Company or its compensation committee;

●
eligibility for an annual bonus at a target level of 100% of his annual base salary and a maximum level of 200% of his annual base salary, with a bonus of $£161,290  payable in respect of 2015 subject to achievement of individual goals and objectives;

●	a sign-on award of 75,000 deferred Class A common shares of the Company vesting annually in three tranches;

●	an equity grant for the stub period of 2015 for options granted over 96,165 class A common shares at an exercise price of $13.75 vesting pro rata annually in four tranches;

●	participation at the executive level in future grants under the Company’s long-term incentive plan during each financial year of the Company;

●
participation in the pension scheme of the subsidiary of the Company with employer contributions made at a rate of 7% of salary each month (rising to 8% in 2017) and employee contributions at a rate of 1% of salary each month;

●
a severance payment in the event of termination of his employment without cause or his resignation for good reason in the amount of $2million paid in equal monthly installments over an 18 month period plus health insurance for 18 months for Mr. Vos and his spouse under the existing plans or, if he is not eligible, reimbursement or payment in cash to obtain the equivalent coverage in both cases conditional on compliance with post-termination obligations;

●	provision of a furnished apartment in London for the non-exclusive use of Mr. Vos which will be leased for not more than £7,500 per month;

●	reimbursement for reasonable commutation expenses for transportation between London and Brussels or Amsterdam.

The Service Agreement is a fixed-term agreement for an initial term of three years ending on December 31, 2018.  Unless the Service Agreement is terminated before the expiry of the initial term (by either party serving on the other no less than 3 months’ notice of termination to be served no later than September 30, 2018) the Service Agreement will automatically extend for a further two years until December 31, 2020.  If the Service Agreement is extended, it will, upon expiry of the extended fixed term, automatically terminate without the need for notice.

Under the Service Agreement, Mr. Vos is subject to a 12-month non-competition and non-solicitation covenants.

The principal terms of the Severance Agreement provide that if the Company undergoes a change in control, and if Mr. Vos’ employment is terminated by the Company or its subsidiary without cause or if he resigns for good reason within one year following the change in control (or in anticipation of the change in control), then Mr. Vos will not receive any severance benefits under his Service Agreement but will instead be entitled to a severance payment under the Severance Agreement.  Such payment shall be payable in cash and equal to (A) two times the sum of (x) Mr Vos’ applicable base salary; and (y) the most recent annual bonus payment made to Mr Vos less (B) any amount paid to Mr Vos in lieu of notice (or paid in respect of the remainder of any applicable fixed term at the time of such termination) shall be deducted from such amount.

(e)           On September 20, 2015, Mr. Scott, the Company and Belmond (UK) Limited (the “UK Company”), entered into a separation agreement (the “Separation Agreement”) in connection with Mr. Scott’s resignation from his positions with the Company and the UK Company.  Pursuant to the Separation Agreement, Mr. Scott will receive a cash payment of $2,791,650 (less all applicable withholding taxes), accelerated vesting of 110,000 shares of the Company’s class A common shares previously granted to Mr. Scott, and his accrued salary and contractual benefits up to and including September 20, 2015.  The Separation Agreement also includes covenants addressing cooperation and confidentiality and Mr. Scott is subject to a non-solicitation covenant contained in his employment agreement with the Company.  The Company agreed that Mr. Scott will not be subject to the non-competition covenant in his employment agreement. The Separation Agreement contains both a general release of claims against the Company by Mr. Scott and a release of claims against Mr. Scott by the Company, subject to certain exceptions.

The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10−Q for the quarter ending September 30, 2015.

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits
	99.1	News release of Belmond Ltd., dated September 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMOND LTD.

	By:	/s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary
Date: September 21, 2015

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release, dated September 21, 2015.